 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1 of Gyrodyne Company of America, Inc. and Subsidiaries of our report dated March 31, 2015, relating to the consolidated financial statements, which appears on page F-1 of the annual report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading "Experts" in this Amendment No. 1 to the Registration Statement.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Melville, New York

April 10, 2015